As filed with the Securities and Exchange Commission on October __, 1995.
                                         Registration No. 33-________

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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                              REGISTRATION STATEMENT
                                     UNDER
                            THE SECURITIES ACT OF 1933

                             ------------------------

                            OSHMAN'S SPORTING GOODS, INC.
                (Exact name of Registrant as specified in its charter)

  DELAWARE                        2302 Maxwell Lane               74-1031691
(State or other jurisdiction     Houston, Texas 77023           (I.R.S. Employer
of incorporation or organization  (Address of principal           Identification
                                   executive offices)
                                    (Zip Code)
                             --------------------------
                             OSHMAN'S SPORTING GOODS,INC.
                                  1994 OMNIBUS PLAN
                               (Full title of the plan)
                             ---------------------------

                                   R. L. BOCKART
                                2302 Maxwell Lane
                               Houston, Texas 77023
                        (Name and address of agent for service)

                                  (713) 928-3171
                     (Telephone number, including area code, of agent
                                    for service)

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                                     copy to
                                 Diana M. Hudson
                       Mayor, Day, Caldwell & Keeton, L.L.P.
                              1900 NationsBank Center
                                  700 Louisiana
                               Houston, Texas 77002
                                 (713) 225-7100

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                       CALCULATION OF REGISTRATION FEE
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  Title of        Amount to     Proposed maximum    Proposed maximum   Amount of
Securities to   be registered  offering price per  aggregate offering   registra
be registered                       share (1)       price (1)           tion fee

Common Stock,       250,000        $13.56            $3,390,000          $1169
par value $1.00
per share
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 (1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low per share sales prices of the Company's Common Stock on November 21, 1995 as reported on the American Stock Exchange.

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     Pursuant to General Instruction E to Form S-8, the undersigned Registrant hereby incorporates herein by this reference the contents of Registration Statement No. 33-54221 relating to the Registrant's 1994 Omnibus Plan;
provided that;

   (i) Paragraph (a) of Item 3 thereof is hereby replaced in its entirety by the following paragraph:

        "The Company's Annual Reprot on Form 10-K for the year ended
         January 28, 1995 ("1995 Form 10-K")(File No. 0-5648)";

   (ii) Item 5 thereof is hereby replaced in its entirety to read as follows:

        "The legality of the Common Stock offered hereby is being passed upon for the Company by Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002.

             The Consolidated Financial Statements in the 1995 Form 10-K, incorporated by reference in this Registration Statement, have been so incorporated in reliance on the report of Grant Thornton, LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing."

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe, that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of September, 1995.

                                   OSHMAN'S SPORTING GOODS, INC.


                                   By /s/ A. Lynn Boerner
                                          A. Lynn Boerner
                                          Vice President and
                                          Chief Accounting Officer


                              POWER OF ATTORNEY

      The undersigned directors and officers of Oshman's Sporting Goods, Inc. do hereby constitute and appoint Alvin N. Lubetkin and William N. Anderson or either of them, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person or persons may deem necessary advisable to enable Oshman's Sporting Goods, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                  Title                          Date
     ---------                  -----                          ----

/s/ Marilyn Oshman       Chairman of the Board of Directors  September 22, 1995

/s/ Alvin N. Lubetkin    Vice Chairman of the Board of       September 22, 1995
                         Directors, Chief Executive Officer
                         (Principal Executive Officer) and
                         Director

/s/ William N. Anderson  President, Chief Operating Officer   September 22, 1995
                         and Director

/s/ Marvin Aronowitz     Director                             September 22, 1995

/s/ Fred M. Gerson       Director                             September 22, 1995

/s/ Morrie K. Abramson   Director                             September 22, 1995

/s/ Dolph B. H. Simon    Director                             September 22, 1995


                           OSHMAN'S SPORTING GOODS, INC.

                             INDEX TO EXHIBITS
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Exhibit No.               Description
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4.1          Certificate of Incorporation of Oshman's Sporting Goods, Inc.,
             as amended to date. (Filed as Exhbiit 3.1 to the Company's Form 10-K for the fiscal year ended January 31, 1987 and incorporated herein by reference.)

4.2          Bylaws of Oshman's Sporting Goods, Inc., as amended to date.
             (Filed as Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended January 31, 1987 and incorporated herein by reference.)

4.3 Oshman's Sporting Goods, Inc. 1994 Omnibus Plan, as amended and restated.

5            Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.

23.1         Consent of Grant Thornton, LLP

23.2         Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in
             Exhibit 5).

24           Powers of Attorney (included on page 6 of this Registration
             Statement.